As filed with the Securities and Exchange Commission on June 20, 2008
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SYNTROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	73-1565725
(State or other jurisdiction of of incorporation or organization)	(I.R.S. Employer Identification No.)

5416 South Yale Avenue, Suite 400
Tulsa, Oklahoma (Address of principal executive offices)	74135 (Zip Code)

SYNTROLEUM CORPORATION
2005 STOCK INCENTIVE PLAN
(Full title of plan)

KAREN L. GALLAGHER
Senior Vice President and Principal Financial Officer
Syntroleum Corporation
5416 South Yale Avenue, Suite 400
Tulsa, Oklahoma 74135
(918) 592-7900
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
		Offering	Aggregate	Amount of
Title of Securities	Amount to be	Price	Offering	Registration
to be Registered (1)	Registered (2)	Per Share (3)	Price (3)	Fee (2)
Common Stock, $0.01 par value	13,953,883 shares	$1.91	$14,045,917	$552

(1)	Includes preferred stock purchase rights associated with the Common Stock. No separate consideration is payable for the preferred stock purchase rights.

(2)	See the “Explanatory Statement” below. Includes awards that may be granted pursuant to the 2005 Stock Incentive Plan and an indeterminate number of shares of Common Stock that may become issuable pursuant to the antidilution provisions of such Plan.

(3)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) of the Securities Act of 1933. Pursuant to Rule 457(c), the proposed maximum offering price has been calculated based on the average of the high and low prices of the Common Stock on the Nasdaq Capital Market on June 16, 2008.

EXPLANATORY STATEMENT
     On July 6, 2005, the Registrant filed a registration statement on Form S-8 (File No. 333-126427) registering 6,600,000 shares of its common stock, $.01 par value, issuable pursuant to its 2005 Stock Incentive Plan, or the “Plan”. On June 2, 2008, the stockholders of the Registrant approved an amendment to the Plan to increase the number of shares of common stock issuable thereunder by 7,353,883 shares. This Registration Statement on Form S-8 relates to such increase and, pursuant to General Instruction E for registration statements on Form S-8, the filing fee relates only to such increase.
     Pursuant to General Instruction E for registration statements on Form S-8, the contents of the registration statement on Form S-8 (File No. 333-126427), filed with the Commission on July 6, 2005, are incorporated herein by reference, except as amended hereby.

Item 8. Exhibits.

Exhibit No.	Title

5.1	Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.

10.1	Syntroleum Corporation 2005 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed June 17, 2008).

23.1	Consent of Grant Thornton LLP

23.2	Consent of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page to this registration statement)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma on the 20th day of June, 2008.

SYNTROLEUM CORPORATION
By:	/s/ Edward G. Roth
Edward G. Roth
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward G. Roth and Karen L. Gallagher, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power to act alone without the other and with full power of substitution and resubstitution, to execute in his or her name, place and stead and in any and all capacities (including in his or her capacity as a director or officer of Syntroleum Corporation) any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, or any of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 20th, 2008.

Signature	Title

/s/ Edward G. Roth Edward G. Roth	President, Chief Executive Officer and Director (Chief Executive Officer)

/s/ Karen L. Gallagher Karen L. Gallagher	Senior Vice President of Finance, Principal Financial Officer and Corporate Secretary (Principal Financial Officer)

/s/ Robert B. Rosene Robert B. Rosene	Chairman

/s/Alvin R. Albe, Jr. Alvin R. Albe, Jr.	Director

/s/ Frank M. Bumstead Frank M. Bumstead	Director

/s/ P. Anthony Jacobs P. Anthony Jacobs	Director

/s/ James R. Seward James R. Seward	Director

INDEX TO EXHIBITS

Exhibit No.	Title

5.1	Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.

10.1	Syntroleum Corporation 2005 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed June 17, 2008).

23.1	Consent of Grant Thornton LLP

23.2	Consent of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page to this registration statement)